# LEASE AGREEMENT

The agreement is made between the following named parties:

Legal lessor: Beijing Aoxingyabo Technology Development Co., Ltd（herein called "party A"）

北京奥星雅博科技发展有限公司

Legal representative: Pan Guangcheng    Occupation: Executive Director
Legal address: Rm 802, Block F, Beiyuan Tongdianmingju, TongZhou, Beijing

北京市通州区北苑通典铭局 F 座 802 室

Zip code:101100
Tel:010-60530590    Fax:010-85700561

Legal lessee: King Glass Engineering Go., Ltd. (herein called "party B"）

Legal representative: Zhu Zhaoye    Occupation: Vice Manager, Beijing Office
Legal address: Room 301-306, Canway Building, No.66 Nanlishi Road, Beijing
Zip code:100022
Tel:010-68038280    Fax:010-68038270

Whereas

(1) Party A is the legal entity registered through approval of the PRC government, holds legal status;
(2) Party A agrees to lease and party B agrees to rent 5330 $m^2$ and associated buildings and associated facilities located on the east side of 北京市大兴区采育镇采育经济开发区（see details in "block location drawing", total area is approximate 20000 $m^2$）

through amiable negotiation, both parties hereby make the following agreement according to related laws and administrative codes:

1. Leased object

Approximate area 5330 $m^2$,located on the east side of 北京市大兴区采育镇采育经济开发区, top left of Beijing Aoxingyabo Technology Development Co., Ltd(北京奥星雅博科技发展有限公司) (see details in "block location drawing", total block area is approximate 20000 $m^2$）

Items on the leased area including:

(a) one workshop: 60m*18m( length*width)=1080 $m^2$(with a 5 tons crane, 6.5m height from the ground)

(b) one outdoor workshop: 60m*24m( length*width)=1440 $m^2$(with a 10 tons crane, 7.5m height from the ground)

(c) one storage: 32m*12m=384 $m^2$

(d) two restaurants: $19m^2$*2=38 $m^2$

(e) one kitchen: $19m^2$

(f) four offices: $19m^2$*4=76 $m^2$

(g) twelve dorms: $19m^2$*12=228 $m^2$

(h) two bathrooms: $19m^2$*2=38 $m^2$

(i) two meeting rooms: $19m^2$*2=38 $m^2$

(j) one shower room: 19 $m^2$

(k) one boiler room: $20m^2$

total area: 3380 $m^2$( 25 rooms, 2 workshops, one plot)

2. Lease term

The term of this Lease Agreement is 5 years (not less than 3 years at least) after negotiation between two parties. The buildings and associated facilities on the leased area will be delivered for use within 60~75days after the contract being signed. The lease term will be commenced 15 days after the acceptance of the buildings.

3. Public facilities and infrastructure facilities in the leased area

1) Facilities:

(a) Party A is obligated to supply water to workshops, kitchens, restaurants and bathrooms, while utility fees will be paid by party B.( The payment is based on the consume volume and local unit price)

(b) Party A is obligated to supply 120~150 KW power to workshops. Specific wiring in workshops will be set by party B and electricity fees will be paid by party B. ( The payment is based on the consume volume and national unit price )

(c) Party A is obligated to supply satisfied wall plastering, simple white washing for living rooms. Party B will manage the other decoration works, boilers and pipes for heating the usage area of workshop. Party B will pay the heating fees.

(d) ) Party A is obligated to connect roads in the factory to workshops and offices according to the "proposal drawings".

2) Safety measurements for the leased area

(a) According to the location drawing of the block, R.C fences will be built around east side and north side. Brick walls will be built around west side and south side. The overall height of the walls will be 1.8m~2.0m. (Note: Party B could build independent fences in the court yard when necessary)

(b) Party A is obligated for the safety of the block usage.

4. Rent and payment

1) The rent will be 360,000 ¥ per year, excluding water and electricity fees. Utility fees will be paid by party B monthly to party A or related charging department according to real consume volume.

2) Party B shall pay 100,000 ¥ as down payment within 10 days after signing the lease. Party B shall pay 150,000 ¥ as second payment after main steel structures of the buildings being established. Party B shall pay 110,000 ¥ after the leased object being delivered. After one month usage, party B shall pay the forth payment 360,000 ¥. From the third year, 50% of total year rent will be paid every half year, that is 180,000 ¥. The usage should be after the payment.

5. Obligations of party A

1) Party A guarantees it has the legal and sole use right for the "building" and the annex leased to Party B during the term of Lease Agreement.

2) Party A guarantees the above mentioned right will not influent the right of the third party, and there will not be any potential legal issues. If any third party claims against the right of party A, party A shall resolve all the issues.

3) Party A shall not mortgage the leased object to any bank, company or personal during the lease term.

4) Party A shall keep in good repair and maintenance of the leased object. Once thing is out of order ,Party A shall repair on time. Otherwise party A shall pay the lost of party B.

5)Party A shall guarantee the routine supply of water and electricity for the leased object and the supply volume shall meet the manufacture and operation requirement of party B. Party A shall not stop water and electricity supply without authorization. Otherwise party A shall pay the incurred lost of party B.

6) From the day of the enforcement of this contract, party A shall permit staff and equipment of party B moved into the leased object to install and prepare production. Party A shall provide necessary assistance.

7) Party A shall deliver the leased object according to the agreed conditions to party B within 75 days after the day party B paid the down payment. And party A shall finish proprietary right procedure for the new-built buildings within 1 month after delivery.

8) Party A shall process and pay associated legal procedures of this agreement, including but not limited approval procedure of new buildings, proprietary right procedure and record procedures etc.

9) During the effective period of this agreement, if party A wants to transfer partial or full proprietary right of leased object, party A shall inform party B 6 months in advance and party B shall have priority purchase right. If party A transfers partial or full proprietary right of leased object to the third party, party A shall guarantee the transfer will not terminate or malfunction

this agreement.

10) Party A is obligated to coordinate and handle the relationship with the nearby companies and related departments to guarantee the routine production and operation of party B. If the production and operation of party B have been influenced due to this, party B can waive to pay the related rent.

6. Obligations of party B

1) Party B shall pay the rent according to this agreement.

2) Party B cannot demolish and re-build the site without the agreement of party A.

3) During the lease term, party B shall use the leased object properly and pay the maintenance fee for the rented crane.

4) Party B shall comply with the local codes of strengthen fire protection, burglar prevention and other safety administration. Party B shall pay the lost if any direct or indirect damage is caused due to breakage of above mentioned codes.

5) During the effective period of this agreement, party B shall not operate business in the name of party A within the leased object. However party B has the right to hang or post name board and sign in the name of party B within the leased object.

7. Enforcement and effective period of this agreement

1) This agreement will come into force after both parties signing and stamping.

2) The effective period of this agreement will be from the enforcement day to the expiry day of 5 years lease term.

8. Termination and renew of the agreement

1) When any of following cases occurs, both parties hereto may terminate this agreement.

A. The term of this agreement is expired and either of parties hereto put forward no extension to this agreement.

B. Both parties hereto agree in written form to terminate this agreement through negotiation.

C. Party A violates the agreement and party B agrees to terminate the agreement.

D. Party B violates the agreement and party A agrees to terminate the agreement.

E. Terminate the agreement on the base of related China laws, codes or other prescription of this agreement,

2) After termination of this agreement, party B has the right to move or demolish all the equipment and facilities belonging to party B. In the same time, party B shall return the leased object within 10 days after termination and clear rent, utility fees and other related fees.

3) If party A cannot lease the objects due to government levies or municipal construction, this agreement can be terminated. But the compensation paid by the government shall be held by party B.

4) The term of this agreement is expired and if party A continues to lease the objects, under the same condition, party B has the priority to rent.

9. Variation

1) The agreement can be varied in written form through negotiation of both parties.

2) If there has some items not being prescribed in this agreement, supplementary prescription can be applied after negotiation of both parties. Supplementary prescription has the same legal force as this agreement.

10. Settlement of disputes

Any disputes arising from the execution of this Agreement shall be settled through friendly consultations between the two parties. In case no settlement can be reached through consultations, the dispute shall be submitted to arbitration committee of Beijing.

11. Statement

Unless stated otherwise, any fact of any party of A or B does not fulfill the his responsibility according to the agreement shall not be explained that this party gives up any possible rights authorized by the law or this agreement.

12. Supplementary provisions

1).This agreement has three copies. Two copies are held by party A and party B respectively , and the other copy is held by property administration office for record.

2) The attached location drawings (1) and (2) of the block is part of content of this agreement and has the same legal force as this agreement.

Party A: Beijing Aoxingyabo Technology Development Co., Ltd

北京奥星雅博科技发展有限公司

Legal representative or authorized representative (signature):

Party B: King Glass Engineering Co., Ltd.

Legal representative or authorized representative (signature):